Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 27, 2024, with respect to the consolidated financial statements of AdaptHealth Corp., and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP
Philadelphia, Pennsylvania
May 16, 2024